Exhibit 99.1

Bruker Reports Second Quarter 2016 Financial Results

BILLERICA, Mass. — August 2, 2016 — Bruker Corporation (NASDAQ: BRKR) today reported financial results for its second quarter ended June 30, 2016.

Bruker’s revenues for the second quarter of 2016 were $371.7 million, a decline of 6.1 percent compared to the second quarter of 2015.  Excluding a 3.1 percent net positive effect from acquisitions, Bruker reported a year-over-year organic revenue decline of 9.2 percent in the second quarter of 2016.  Changes in foreign exchange rates did not impact the change in revenues relative to the second quarter of 2015.

Second quarter 2016 GAAP earnings per diluted share (EPS) were $0.09, compared to GAAP EPS of $0.13 in the second quarter of 2015.  Bruker reported second quarter 2016 non-GAAP EPS of $0.20, compared to $0.19 in the second quarter of 2015.  A reconciliation of GAAP to non-GAAP financial measures is provided in the Company’s financial tables accompanying this press release.

For the first six months of 2016, Bruker’s revenues declined 0.3 percent to $747.1 million, compared to $749.5 million for the first six months of 2015.  Excluding a 2.3 percent net positive effect from acquisitions, and a 0.4 percent negative effect from changes in foreign exchange rates, Bruker reported a year-over-year organic revenue decline of 2.2 percent for the first six months of 2016.

Bruker reported GAAP EPS of $0.23 in the first six months of 2016, compared to $0.17 in the first six months of 2015.  Non-GAAP EPS for the first six months of 2016 were $0.41, compared to $0.32 in the first six months of 2015.

Frank Laukien, the President and CEO of Bruker, commented: “After a strong start to the year in the first quarter, we are disappointed with our revenue decline in the second quarter.  During the first half of 2016, our bookings and revenue declined year-over-year, primarily due to delays in European academic funding, and due to weakening demand from industrial markets worldwide, except for the semiconductor metrology market, where we are experiencing strong growth.  We now expect our reported revenues for the full year 2016 to be roughly flat compared to 2015.  As a result, we are taking additional cost actions to achieve our full year margin expansion and EPS growth commitments.”

Dr. Laukien continued: “In the first half of 2016, Bruker has continued to expand its gross and operating margins despite lower revenue.  We are pleased that our margin expansion, favorable tax rate and lower number of shares outstanding have resulted in 28% year-over-year non-GAAP EPS growth in the first half of 2016, and we continue to expect healthy margin expansion and EPS growth for the full year 2016.”

Revised 2016 Financial Outlook

The Company now expects reported revenue in 2016 to be approximately flat compared to the prior year, including an organic decline of -2 percent and acquisition related growth of +2 percent.  Additionally, Bruker expects to increase its non-GAAP operating margin by approximately 75 - 100 basis points year-over-year, and non-GAAP EPS are expected to be between $0.97 and $1.02 in 2016.

Quarterly Earnings Call

Bruker will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters at 4:45 p.m. Eastern Time today.  To listen to the webcast, investors can go to http://ir.bruker.com and click on the “Events & Presentations” hyperlink.  A slide presentation that will be referenced during the webcast will be posted to the Company’s website shortly before the webcast begins.

Investors can also listen to the earnings webcast via telephone by dialing 1-888-437-2685 or +1-412-317-6702, and referencing “Bruker’s Second Quarter 2016 Earnings Conference Call”.  A telephone replay of the conference call will be available by dialing 1-877-344-7529 or +1-412-317-0088 and entering conference number: 10090161.  The replay will be available beginning one hour after the end of the conference through September 2, 2016.

About Bruker Corporation

For more than 50 years, Bruker has enabled scientists to make breakthrough discoveries and develop new applications that improve the quality of human life.  Bruker’s high-performance scientific research instruments and high-value analytical solutions enable scientists to explore life and materials at molecular, cellular and microscopic levels.

In close cooperation with our customers, Bruker is enabling innovation, productivity and customer success in life science molecular research, in applied and pharma applications, and in microscopy, nano-analysis and industrial applications, as well as in cell biology, preclinical imaging, clinical research, microbiology and molecular diagnostics.  For more information, please visit:  http://www.bruker.com.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used by Bruker Corporation in this press release and in its earnings webcast are organic revenue growth; non-GAAP gross profit; non-GAAP gross profit margin; non-GAAP operating income; non-GAAP operating margin; non-GAAP profit before tax; non-GAAP tax rate; non-GAAP net income; non-GAAP earnings per share; return on invested capital; and free cash flow.  These non-GAAP measures exclude costs related to restructuring costs, acquisition and related integration expenses, amortization of acquired intangible assets and other costs that are non-recurring in nature. There are limitations in using non-GAAP financial measures as they are not prepared in accordance with U.S. generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.

We believe that the non-GAAP financial measures provide useful and supplementary information to investors regarding our quarterly and annual performance.  It is our belief that these non-GAAP financial measures are particularly important as Bruker implements restructuring initiatives to expand operating margins.  The financial impact of these activities, particularly restructuring activities, can be large and may adversely affect the comparability of our results from period-to-period.  We define free cash flow as net cash provided by operating activities less additions to property, plant, and equipment.  We believe free cash flow is a useful measure to evaluate our business as it indicates the amount of cash generated after additions to property, plant, and equipment which is available for, among other things, strategic acquisitions, investments in our business, and repayment of debt.  We define return on invested capital (RoIC) as non-GAAP operating profit after income tax and minority interest divided by average total capital, which we define as debt plus equity minus cash.  We believe RoIC is an important measure for how effectively the Company invests its capital.

We regularly use non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions.  We also measure our employees and compensate them, in part, based on such non-GAAP measures.  For the same reasons, we also use this information for our forecasting activities.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures.  They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results.  Investors are encouraged to review the reconciliation of the financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Forward Looking Statements

Any statements contained in this press release which do not describe historical facts may constitute forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties which could cause actual results to differ materially from those projected, including, but not limited to, risks and uncertainties relating to adverse changes in conditions in the global economy and volatility in the capital markets, the integration of businesses we have acquired or may acquire in the future, our ability to successfully implement our restructuring initiatives, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, dependence on collaborative partners and key suppliers, capital spending and government funding policies, changes in governmental regulations, realization of anticipated benefits from economic stimulus programs, intellectual property rights, litigation, exposure to foreign currency fluctuations and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2015 and subsequently filed Quarterly Reports on Form 10-Q. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

-tables follow-

Contacts:

Stacey Desrochers

Treasurer & Director of Investor Relations

Bruker Corporation

T: +1 (978) 663 — 3660, ext. 1115

E: Stacey.Desrochers@Bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	June 30,	December 31,
(in millions)	2016	2015

ASSETS

Current assets:
Cash and cash equivalents	$232.5	$267.1
Short-term investments	187.9	201.2
Accounts receivable, net	206.9	234.7
Inventories	471.0	422.0
Other current assets	117.1	106.5
Total current assets	1,215.4	1,231.5

Property, plant and equipment, net	236.8	231.1
Intangibles, net and other long-term assets	268.3	267.4

Total assets	$1,720.5	$1,730.0

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$20.3	$0.6
Accounts payable	88.0	72.1
Customer advances	153.9	178.3
Other current liabilities	272.9	303.5
Total current liabilities	535.1	554.5

Long-term debt	322.7	265.2
Other long-term liabilities	192.3	177.4

Total shareholders’ equity	670.4	732.9

Total liabilities and shareholders’ equity	$1,720.5	$1,730.0

FOR FURTHER INFORMATION:	Stacey Desrochers, Treasurer & Director of Investor Relations
Tel: +1 (978) 663-3660, ext. 1115
Email: stacey.desrochers@bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share amounts)	2016	2015	2016	2015

Revenues	$371.7	$396.0	$747.1	$749.5
Cost of revenues	201.6	226.6	410.2	419.9

Gross profit	170.1	169.4	336.9	329.6

Operating expenses:
Selling, general and administrative	100.9	98.5	193.6	193.1
Research and development	36.8	37.5	72.9	74.7
Other charges, net	12.0	1.8	16.0	15.0
Total operating expenses	149.7	137.8	282.5	282.8

Operating income	20.4	31.6	54.4	46.8

Interest and other income (expense), net	(2.6)	(6.2)	(8.2)	(9.7)

Income before income taxes and noncontrolling interest in consolidated subsidiaries	17.8	25.4	46.2	37.1
Income tax provision	3.0	2.3	7.8	7.1

Consolidated net income	14.8	23.1	38.4	30.0
Net income attributable to noncontrolling interests in consolidated subsidiaries	0.3	1.2	0.3	1.6
Net income attributable to Bruker Corporation	$14.5	$21.9	$38.1	$28.4

Net income per common share attributable to Bruker Corporation shareholders:
Basic	$0.09	$0.13	$0.23	$0.17
Diluted	$0.09	$0.13	$0.23	$0.17

Weighted average common shares outstanding:
Basic	161.4	168.3	162.3	168.3
Diluted	162.4	169.7	163.3	169.7

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2016	2015	2016	2015
Cash flows from operating activities:
Consolidated net income	$14.8	$23.1	$38.4	$30.0
Adjustments to reconcile consolidated net income to cash flows from operating activities:
Depreciation and amortization	13.5	13.2	26.7	26.7
Write-down of demonstration inventories to net realizable value	3.7	4.9	8.5	9.9
Stock-based compensation expense	2.1	1.4	4.3	3.6
Deferred income taxes	(1.3)	3.1	(4.0)	(0.6)
Loss (gain) on disposal of product line	—	0.2	—	0.2
Other non-cash expenses, net	7.3	(6.4)	9.0	0.9
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	23.1	(8.9)	30.3	42.6
Inventories	(31.2)	(2.3)	(60.0)	(38.9)
Accounts payable and accrued expenses	(3.3)	(0.5)	(12.3)	(7.3)
Income taxes payable, net	(17.7)	(9.8)	(31.4)	(16.7)
Deferred revenue	(3.8)	2.0	5.4	(1.1)
Customer advances	12.0	(16.3)	(6.4)	(7.4)
Other changes in operating assets and liabilities, net	(1.1)	(5.2)	(4.4)	(16.4)
Net cash provided by (used in) operating activities	18.1	(1.5)	4.1	25.5

Cash flows from investing activities:
Purchases of short-term investments	(11.4)	(27.6)	(33.1)	(49.1)
Maturities of short-term investments	28.4	18.8	50.1	40.3
Purchases of property, plant and equipment	(9.2)	(7.7)	(17.2)	(13.4)
Proceeds from sales of property, plant and equipment	0.3	0.7	0.9	0.7
Cash paid for acquisitions, net of cash acquired	(1.2)	—	(1.2)	—
Net cash provided by (used in) investing activities	6.9	(15.8)	(0.5)	(21.5)

Cash flows from financing activities:
Proceeds from revolving lines of credit	41.0	10.0	77.0	10.0
Proceeds (repayment) of other debt, net	(0.2)	(0.1)	0.2	(0.2)
Proceeds from issuance of common stock, net	2.1	2.9	9.6	6.2
Payment of contingent consideration	—	(0.9)	—	(3.0)
Repurchase of common stock	(38.7)	(17.2)	(117.6)	(17.2)
Changes in restricted cash	0.8	0.6	0.7	1.4
Cash payments to noncontrolling interest	—	(0.5)	—	(0.5)
Payment of dividends	(6.5)	—	(13.0)	—
Excess tax benefit related to stock option awards	0.3	—	0.3	2.2
Net cash used in financing activities	(1.2)	(5.2)	(42.8)	(1.1)
Effect of exchange rate changes on cash and cash equivalents	(1.2)	8.8	4.6	(1.6)
Net change in cash and cash equivalents	22.6	(13.7)	(34.6)	1.3
Cash and cash equivalents at beginning of period	209.9	334.5	267.1	319.5
Cash and cash equivalents at end of period	$232.5	$320.8	$232.5	$320.8

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES* (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share amounts)	2016	2015	2016	2015
Reconciliation of Non-GAAP Operating Income, Non-GAAP Profit Before Tax, Non-GAAP Net Income, and Non-GAAP EPS
GAAP Operating Income	$20.4	$31.6	$54.4	$46.8
Non-GAAP Adjustments:
Restructuring Costs	3.7	5.2	7.5	8.5
Acquisition-Related Costs	8.1	(2.8)	10.0	(2.6)
Purchased Intangible Amortization	5.4	5.2	10.8	10.4
Other Costs	2.4	3.7	4.6	15.6
Total Non-GAAP Adjustments:	$19.6	$11.3	$32.9	$31.9

Non-GAAP Operating Income	$40.0	$42.9	$87.3	$78.7
Non-GAAP Operating Margin	10.8%	10.8%	11.7%	10.5%

Non-GAAP Interest & Other Income (Expense), net	(2.6)	(6.0)	(8.2)	(9.5)
Non-GAAP Profit Before Tax	37.4	36.9	79.1	69.2

Non-GAAP Income Tax Provision	(4.5)	(3.8)	(11.9)	(12.6)
Non-GAAP Tax Rate	12.0%	10.3%	15.0%	18.2%

Minority Interest	(0.3)	(1.2)	(0.3)	(1.6)

Non-GAAP Net Income Attributable to Bruker	32.6	31.9	66.9	55.0

Weighted Average Shares Outstanding (Diluted)	162.4	169.7	163.3	169.7

Non-GAAP Earnings Per Share	$0.20	$0.19	$0.41	$0.32

Reconciliation of GAAP and Non-GAAP Gross Profit
GAAP Gross Profit	$170.1	$169.4	$336.9	$329.6
Non-GAAP Adjustments:
Restructuring Costs	1.8	4.2	3.9	6.2
Acquisition-Related Costs	0.2	0.1	2.1	0.3
Purchased Intangible Amortization	4.7	4.7	9.3	9.4
Other Costs	0.1	—	0.1	—
Total Non-GAAP Adjustments:	6.8	9.0	15.4	15.9
Non-GAAP Gross Profit	$176.9	$178.4	$352.3	$345.5
Non-GAAP Gross Margin	47.6%	45.1%	47.2%	46.1%

Reconciliation of GAAP and Non-GAAP Interest & Other Income (Expense), net
GAAP Interest & Other Income (Expense), net	$(2.6)	$(6.2)	$(8.2)	$(9.7)
Non-GAAP Adjustments:
Sale of Product Line	—	0.2	—	0.2
Non-GAAP Interest & Other Income (Expense), net	$(2.6)	$(6.0)	$(8.2)	$(9.5)

Reconciliation of GAAP Operating Cash Flow and Non-GAAP Free Cash Flow
GAAP Operating Cash Flow	$18.1	$(1.5)	$4.1	$25.5
Non-GAAP Adjustments:
Purchases of property, plant and equipment	(9.2)	(7.7)	(17.2)	(13.4)
Non-GAAP Free Cash Flow	$8.9	$(9.2)	$(13.1)	$12.1

Reconciliation of GAAP Revenue and Non-GAAP Revenue
GAAP Revenue as of Prior Comparable Period	$396.0	$457.4	$749.5	$881.1
Non-GAAP Adjustments:
Acquisitions and divestitures	12.0	(12.0)	17.2	(22.9)
Currency	—	(52.6)	(3.1)	(99.4)
Organic	(36.3)	3.2	(16.5)	(9.3)
Total Non-GAAP Adjustments:	(24.3)	(61.4)	(2.4)	(131.6)
Non-GAAP Revenue	$371.7	$396.0	$747.1	$749.5
Organic Revenue Growth	-9.2%	0.7%	-2.2%	-1.0%

*  Please refer to our press release for a full explanation for the use of non-GAAP measures.